Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

N/A	95-3571558
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon Trust Company, N.A.

225 Liberty Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

WHITING PETROLEUM CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-0098515
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1700 Broadway, Suite 2300 Denver, Colorado	80290-2300
(Address of principal executive offices)	(Zip code)

Subordinated Debt Securities

and related guarantees

(Title of the indenture securities)

TABLE OF ADDITIONAL CO-OBLIGORS

Name of Co-Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Whiting Oil and Gas Corporation	Delaware	1311	84-0918829
Whiting US Holding Company	Delaware	1311	47-2452900
Whiting Canadian Holding Company ULC	British Columbia	1382	N/A
Whiting Resources Corporation	Colorado	1382	57-1191218

Item 1.	General information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency – United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 18th day of November, 2015.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Valere D. Boyd
Name: Valere D. Boyd
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2015, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,276
Interest-bearing balances	244,568
Securities:
Held-to-maturity securities	0
Available-for-sale securities	681,351
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,809
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	83,975
Other assets	124,507

Total assets	$2,004,799

Dollar amounts in thousands
LIABILITIES

Deposits:
In domestic offices	$502
Noninterest-bearing	502
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	279,624
Total liabilities	280,126
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,404
Not available
Retained earnings	600,880
Accumulated other comprehensive income	389
Other equity capital components	0
Not available
Total bank equity capital	1,724,673
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,724,673

Total liabilities and equity capital	$2,004,799

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty        )             CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President    )

William D. Lindelof, Director       )            Directors (Trustees)

Alphonse J. Briand, Director         )